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Exhibit 99
----------



              RAIT Investment Trust Announces Threefold Increase in
                            First Quarter Net Income

PHILADELPHIA, PA--April 23, 2002--

         First Quarter 2002 Highlights:

         o Net income (before minority interest and extraordinary gain) of $9.5 million represents a 209% or threefold increase over first quarter 2001 net income of $3.1 million.

         o  Return on Equity grows to 18.2% (17.6% for the first quarter 2001).

         o FFO of $10.3 million represents an 163% increase over, or 2.5 times, first quarter 2001 FFO of $3.9 million.

         o  Per Share

            o Net income per diluted share before extraordinary gain increases 27% to $0.61 (based on 15.7 million weighted average shares outstanding-diluted) from $0.48 for the first quarter ended 2001 (based on 6.5 million weighted average shares outstanding-diluted).

            o FFO per diluted share increases 8% to $0.66 (based on 15.7 million weighted average shares outstanding-diluted) from $0.61 for the first quarter ended 2001 (based on 6.5 million weighted average shares outstanding-diluted).

RAIT Investment Trust (RAIT) (NYSE: RAS), a company that provides specialized financing to the real estate market, reported funds from operations ("FFO") of $10.3 million, or $0.66 per share basic and diluted, for the first quarter ended March 31, 2002 (based on 15.6 million weighted average shares- basic, 15.7 million weighted average shares-diluted) as compared to $3.9 million, or $0.61 per share (basic and diluted), for the first quarter ended March 31, 2001 (based on 6.4 million weighted average shares-basic, 6.5 million weighted average shares-diluted). RAIT's return on equity (FFO / average shareholders' equity) for the quarter ended March 31, 2002 was 18.2%. This is the eleventh consecutive quarter that the Company's return on equity has exceeded 17.0%.

Net income before minority interest and extraordinary gain for the first quarter ended March 31, 2002 was $9.5 million ($0.61 per share, basic and diluted, based on 15.6 million weighted average shares-basic and 15.7 million weighted average shares-diluted), after depreciation and amortization of $855,000, as compared to $3.1 million ($0.48 per share, basic and diluted, based on 6.4 million weighted average shares outstanding-basic and 6.5 million weighted average shares-diluted), after depreciation and amortization of $840,000 for the first quarter ended March 31, 2001.


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During the first quarter ended March 31, 2001, the Company completed the purchase of two loans underlying one of its property interests for $20.3 million. The difference between the purchase price and the underlying face value of the loans resulted in the consolidated extinguishment of debt, which was recorded as an extraordinary gain of $4.6 million ($0.46 per share basic and diluted).

As of March 31, 2002, total assets were $371.2 million (including $234.3 million of investments in real estate loans and $112.2 million of investments in real estate). As of December 31, 2001, total assets were $334.6 million, (including $197.3 million of investments in real estate loans and $104.9 million of investments in real estate). Total equity was $241.2 million at March 31, 2002 and $211.0 million at December 31, 2001.

On March 15, 2002, RAIT declared a first quarter dividend of $0.58 per share (paid on April 16, 2002 to shareholders of record on April 3, 2002). This dividend represents an annualized yield of 11.5% based on the March 28, 2002 stock price of $20.15. Including this first quarter dividend, RAIT has paid a regular quarterly cash dividend of at least $0.51 per share during each of the past fifteen quarters.

NOTE: You may listen to the LIVE Webcast of our Quarterly Earnings Conference Call at 8:30 AM EDT on Thursday, April 25, 2002 by clicking on the Webcast link on our homepage at www.raitinvestmenttrust.com . If you would like to be added to our distribution list, please email info@raitinvestmenttrust.com.

About RAIT Investment Trust

RAIT Investment Trust (NYSE: RAS) is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate nationwide, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers. For more information visit www.raitinvestmenttrust.com or call 215-861-7900.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see "Risk Factors" in the Company's Registration Statement and 2001 Form 10K filed with the Securities and Exchange Commission.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

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                              RAIT INVESTMENT TRUST
                                and Subsidiaries
                        Consolidated Statements of Income
                                   (Unaudited)

                                                                   For the three months
                                                                      ended March 31,
                                                                      --------------
REVENUES                                                        2002                  2001
                                                                ----                  ----
Mortgage interest income                                     $ 8,278,344          $ 4,843,825
Rental income                                                  6,663,244            4,782,392
Fee income and other                                             347,615              677,700
Investment income                                                 96,552               75,321
Gain on sale of loan                                             947,974                    -
                                                             -----------          -----------
    Total revenues                                            16,333,729           10,379,238

COSTS AND EXPENSES
Interest                                                       2,146,602            3,150,075
Property operating expenses                                    2,879,244            2,323,676
Salaries and benefits                                            638,993              671,872
General and administrative                                       314,144              323,389
Depreciation and amortization                                    854,520              840,250
                                                             -----------          -----------
    Total costs and expenses                                   6,833,503            7,309,262
                                                             -----------          -----------

Net income before minority interest
     and extraordinary gain                                  $ 9,500,226          $ 3,069,976

Minority interest                                                (70,983)                (236)
Extraordinary gain--consolidated
    extinguishment of indebtedness
    underlying investment in real estate                               -            4,633,454
                                                             -----------          -----------
Net Income                                                   $ 9,429,243          $ 7,703,194
                                                             ===========          ===========

Earnings per share-basic:

Net income per common share before
minority interest and extraordinary gain                     $       .61          $       .48
Minority interest                                                      -                    -
Extraordinary gain                                                     -                  .72
                                                             -----------          -----------
Net income                                                   $       .61          $      1.20
                                                             ===========          ===========

Weighted average common shares-basic                          15,556,698            6,403,575
                                                             ===========          ===========

Earnings per share-diluted:

Net income per common share before
minority interest and extraordinary gain                     $       .61          $       .48
Minority interest                                                   (.01)                   -
Extraordinary gain                                                     -                  .71
                                                             -----------          -----------
Net income                                                   $       .60          $      1.19
                                                             ===========          ===========

Weighted average common shares-diluted                        15,696,777            6,462,147
                                                             ===========          ===========

Funds from operations (1)                                     10,283,763            3,909,990
Funds from operations per common share-basic
                                                             $       .66          $       .61
Funds from operations per common share-diluted
                                                             $       .66          $       .61

(1) Funds from operations ("FFO") represent net income before depreciation and amortization and exclude extraordinary gain from consolidated extinguishment of indebtedness underlying investment in real estate.